UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2019, Nova Lifestyle, Inc. (the “Company”") filed a Certificate of Change with the Secretary of State of Nevada with an effective date of December 20, 2019 (the “Effective Date”), at which time a 1-for-5 reverse stock split of the Company’s authorized shares of Common Stock, par value $0.001 (the “Common Stock”), accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”), shall be effected.

Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Articles of Incorporation of the Company, on December 5, 2019 the Board of Directors of the Company authorized the Reverse Stock Split by unanimous written consent. Pursuant to Section 78.209 of the Nevada Revised Statutes, our Board of Directors may take action to effect the Reverse Stock Split by filing a Certificate of Change with the Secretary of State of Nevada. Nevada law does not require the Company to obtain any vote or consent of our shareholders to consummate the Reverse Stock Split.

The Reverse Stock Split will become effective for trading purposes at the market opening on December 23, 2019, at which time the Company’s Common Stock will begin trading on the NASDAQ Capital Market on a split-adjusted basis under the symbol “NVFY.” The new CUSIP number for the Company’s Common Stock post-Reverse Stock Split is 66979P 201.

The Company has rounded up to the next full share of the Company’s Common Stock any fractional shares resulting from the Reverse Stock Split.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits Number	Description
3.1	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	s/ Thanh H. Lam
Thanh H. Lam Chairperson, President and Chief Executive Officer

Date: December 20, 2019